Exhibit 32

Certification Pursuant to 18 USC Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Chief Executive Officer and the Chief Financial Officer of First State Financial Corporation (the “Company”), each certify that, to such officer’s knowledge on the date of this certification:

(a)	The quarterly report of the Company for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on this date fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 9, 2006	By:	/s/ Corey J. Coughlin
Corey J. Coughlin
President and Chief Executive Officer

Date: August 9, 2006	By:	/s/ Dennis Grinsteiner
Dennis Grinsteiner
Chief Financial Officer